Exhibit 11(b)

September 12, 2008

BlackRock Large Cap Series Funds, Inc.
100 Bellevue Parkway
Wilmington, DE 19809

Ladies and Gentlemen:

We have acted as special Maryland counsel to BlackRock Large Cap Series Funds, Inc., a Maryland corporation (the "Company"), in connection with that certain Agreement and Plan of Reorganization, as described in the Registration Statement (the "Agreement"), among the Company, individually and on behalf of the BlackRock Large Cap Core Fund, a separate series of the Company (the "BlackRock Fund"), Master Large Cap Series LLC, a Delaware limited liability company (the "Master LLC"), individually and on behalf of the Master Large Cap Core Portfolio, a separate series of the Master LLC (the "Master Fund"), and PNC Funds, Inc., a Maryland corporation (the "Target Corporation"), individually and with respect to PNC Growth & Income Fund, a separate series of the Target Corporation (the "Target Fund"), pursuant to which the Company will acquire, on behalf of the BlackRock Fund, all of the assets of Target Fund in exchange for the assumption of certain stated liabilities of the Target Fund and the issuance to Target Fund of certain shares of the BlackRock Fund (the "Shares") having an aggregate net asset value equal to the value of the assets of the PNC Fund acquired by the BlackRock Fund reduced by the amount of the liabilities of the PNC Fund assumed by the BlackRock Fund. This opinion is being furnished in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of the Shares on the Pre-effective Amendment No.1 of the Registration Statement on Form N-14 (Securities Act File No. 333-152731) filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have examined originals or copies of the following documents:

(i)   the charter of the Company;

(ii)  the bylaws of the Company;

(iii) a certificate of the State Department of Assessment and Taxation of the State of Maryland, dated September 4, 2008, to the effect that, among other things, the Company is duly incorporated under and by virtue of the laws of the State of Maryland and duly authorized to exercise in the State of Maryland all the powers recited in its charter and to transact business in the State of Maryland;

(iv) the applicable resolutions of the Company adopted by the board of trustees of the Company; and

(v)   each of the Registration Statement and the Agreement.

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We have relied as to certain factual matters on information obtained from public officials and have made no independent investigation or verification of the matters set forth therein. In expressing the opinions set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) each natural person executing any such document is legally competent to do so and (v) all public records reviewed by us or on our behalf are accurate and complete.

Based on the foregoing and subject to the assumptions and qualifications herein set forth, we advise you that, subject to the approval of the Agreement by the board of trustees of the Target Corporation, and by the shareholders of the Target Fund, in our opinion, the Shares have been duly and validly authorized and, when issued under the circumstances contemplated in the Registration Statement and upon the terms set forth in the Agreement, will be legally issued, fully paid and non-assessable.

With respect to our opinion as to the valid issuance of the Shares, we are assuming that, at the time the Shares are issued in accordance with the Registration Statement, there will be a sufficient number of authorized but unissued shares of the BlackRock Fund for such issuance.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion set forth herein is being furnished by us to you solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied on, used, circulated, quoted from or otherwise referred to by any other person or for any other purpose without our prior written consent, except that this letter may be relied on by Willkie Farr & Gallagher LLP in connection with their opinion to you on the date hereof and as filed as an exhibit to the Registration Statement. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By: /s/ Christopher R. Johnson
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    Principal